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                                                                    Exhibit 32.2

                                CERTIFICATION OF
                             CHIEF FINANCIAL OFFICER
                       OF CENTURY BUSINESS SERVICES, INC.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 10-K for the year ended December 31, 2004 (the "Form 10-K") of Century Business Services, Inc. (the "Issuer").

I, Ware H. Grove, the Chief Financial Officer of the Issuer, certify that to the best of my knowledge:

     (i)  the Form 10-K fully complies with the requirements of Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934; and

     (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.



Date:   March 15, 2005                               /s/ WARE H. GROVE
                                                     -------------------------
                                                     Ware H. Grove
                                                     Chief Financial Officer


Subscribed and sworn to before me
this 15th day of March, 2005.

/s/ MICHAEL W. GLEESPEN
--------------------------------------------------------
Name: Michael W. Gleespen
Title: Notary Public & Attorney-At-Law
Registered in Franklin County, Ohio
No Expiration Date